Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

MATADOR RESOURCES COMPANY

The undersigned hereby certifies that:

ONE: The name of the corporation is Matador Resources Company (the “Corporation”). The Corporation filed its original Certificate of Formation with the Secretary of State of the State of Texas on November 22, 2010 under the name “Matador Holdco, Inc.” The Corporation filed a Certificate of Amendment to the Certificate of Formation with the Secretary of State of the State of Texas on August 2, 2011, to amend Article IX of the Certificate of Formation. The Corporation filed a Certificate of Amendment to the Certificate of Formation with the Secretary of State of the State of Texas on August 8, 2011, to change the Corporation’s name to “Matador Resources Company.”

TWO: This Amended and Restated Certificate of Formation amends the original Certificate of Formation, as such has from time to time been amended (the “Current Certificate”) and all amendments made herein are in compliance with the Texas Business Organizations Code (the “TBOC”). This Amended and Restated Certificate of Formation shall become effective on Tuesday, February 7, 2012, at 1:00 Central Standard Time.

THREE: Each amendment herein has been properly approved in the manner prescribed by Sections 21.052 through 21.055 of the TBOC and by the Corporation’s governing documents.

FOUR: The following alterations have been made to the Current Certificate in this Amended and Restated Certificate of Formation:

(1)	ARTICLE I of the Current Certificate is hereby amended to delete the defined term “Corporation.”

(2)	ARTICLE III of the Current Certificate is hereby amended to delete the defined term “TBOC.”

(3)	ARTICLE V of the Current Certificate is hereby amended to capitalize the term “Board of Directors.”

(4)	ARTICLE IV and ARTICLE VII of the Current Certificate are wholly amended as set forth in ARTICLE IV and ARTICLE VII of this Amended and Restated Certificate of Formation.

(5)	ARTICLE IX of the Current Certificate is hereby amended to change the number of directors from seven to eight and to list the names and addresses of the current directors of the Corporation, which as amended and restated shall read as follows:

“ARTICLE IX

The number of directors shall be set at eight (8) until changed in the manner provided in the bylaws of the Corporation, except that no such change shall shorten the term of an incumbent director. Beginning with the 2011 annual meeting, the directors shall be classified with respect to the time for which they severally hold office into three (3) classes, as nearly equal in number as possible as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2012, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2013, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2014, with each member of each class to hold office until his successor is elected and qualified, until his death or retirement or until he shall resign or be removed in the manner provided in the bylaws. In any such event, such director’s successor shall become a member of the same class of directors as his predecessor. Beginning with the annual meeting to be held in 2012, the directors elected at an annual meeting shall hold office until the third succeeding annual meeting after such election.

The names and addresses of the current directors of the Corporation are:

Name	Address
Joseph Wm. Foran	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Charles L. Gummer	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Stephen A. Holditch	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

David M. Laney	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Gregory E. Mitchell	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Steven W. Ohnimus	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Michael C. Ryan	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Margaret B. Shannon	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240;”
(6)	ARTICLE XII is deleted in its entirety.

FIVE: This Amended and Restated Certificate of Formation accurately states the text of the Current Certificate, as further amended by this Amended and Restated Certificate of Formation.

SIX: This Amended and Restated Certificate of Formation does not contain any other change in the Current Certificate other than omissions allowed by Section 3.059 of the TBOC.

SEVEN: The Certificate of Formation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the Corporation is Matador Resources Company.

ARTICLE II

The Corporation is a for-profit corporation.

ARTICLE III

The purpose for which the Corporation is organized is the transaction of any or all lawful business for which for-profit corporations may be incorporated under the TBOC.

ARTICLE IV

1. Classes of Stock and Authorized Shares. The Corporation is authorized to issue two classes of stock which shall be designated, respectively, “Common Stock” and “Preferred Stock.” The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is eighty-two million (82,000,000), consisting of (a) eighty million (80,000,000) shares of Common Stock having a par value of $0.01 per share (“Common Stock”), and (b) two million (2,000,000) shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”).

2. Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and determine, and hereby is expressly empowered to fix and determine, by resolution or resolutions, the designations, preferences, limitations and relative rights, including voting rights, of the shares of each such series, including but not limited to any of the following:

(a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

(b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

(c) the dividends, if any, payable on such series and at what rates, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

(d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, prices and other terms and conditions of such redemption;

(e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

(f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and other terms and provisions relative to the operation thereof;

(g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other class or classes of securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the taking of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

(i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or any other series of this class or of any other class; and

(j) any other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations and restrictions thereof.

The designations, preferences, limitations and relative rights of each series of Preferred Stock may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the date from which dividends thereof shall be cumulative.

ARTICLE V

No holder of any shares of capital stock of the Corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any class of stock of the Corporation, now or hereafter authorized to be issued, or class of stock held in the treasury of the Corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise. Any such class of stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

ARTICLE VI

No shareholder of the Corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

ARTICLE VII

A special meeting of the shareholders of the Corporation may be called by the holders of at least 25 percent of the shares entitled to vote at the proposed special meeting.

ARTICLE VIII

The address of the Corporation’s registered office is 5400 LBJ Freeway, Suite 1500, Dallas, Texas 75240 and the name of its registered agent at such address is Joseph Wm. Foran.

ARTICLE IX

The number of directors shall be set at eight (8) until changed in the manner provided in the bylaws of the Corporation, except that no such change shall shorten the term of an incumbent director. Beginning with the 2011 annual meeting, the directors shall be classified with respect to the time for which they severally hold office into three (3) classes, as nearly equal in number as possible as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2012, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2013, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2014, with each member of each class to hold office until his successor is elected and qualified, until his death or retirement or until he shall resign or be removed in the manner provided in the bylaws. In any such event, such director’s successor shall become a member of the same class of directors as his predecessor. Beginning with the annual meeting to be held in 2012, the directors elected at an annual meeting shall hold office until the third succeeding annual meeting after such election.

The names and addresses of the current directors of the Corporation are:

Name	Address
Joseph Wm. Foran	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Charles L. Gummer	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Stephen A. Holditch	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

David M. Laney	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Gregory E. Mitchell	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Steven W. Ohnimus	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Michael C. Ryan	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

Margaret B. Shannon	One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

ARTICLE X

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except to the extent that the director is found liable for (i) any breach of the director’s duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith that constitute a breach of duty of the director to the Corporation or acts or omissions that involve intentional misconduct or knowing violation of law; (iii) for any transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (iv) any act or omission for which the liability of the director is expressly provided for by an applicable statute. If the TBOC or any other applicable Texas statute hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by such amended act. Any repeal or modification of this Article X by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XI

The Corporation shall indemnify its directors and may indemnify its officers, employees or agents to the full extent permitted by law if any such person was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled under any bylaw, agreement, vote of shareholders or otherwise. The Corporation shall pay or reimburse reasonable expenses incurred by a director who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without the determination or authorization otherwise required under the TBOC after the Corporation receives the written affirmation and written undertaking of such director as set forth in Section 8.104 of the TBOC, or any successor provision.

IN WITNESS WHEREOF, I have hereunto set my hand, this 3rd day of February, 2012.

/s/ Joseph Wm. Foran
Joseph Wm. Foran Chief Executive Officer

Signature Page to Matador Resources Company

Amended and Restated Certificate of Formation